Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.tcfexpress.com

TCF FINANCIAL CORPORATION   200 Lake Street East, Wayzata, MN 55391-1693

TCF’s Board of Directors Appoint

Gregory J. Pulles to Board Membership

WAYZATA, MN, July 20, 2006 – The Board of Directors of TCF Financial Corporation (TCF) (NYSE: TCB) today announced the appointment of Gregory J. Pulles, TCF Vice Chairman, General Counsel and Secretary, to the TCF Board of Directors, effective July 17, 2006.

Mr. Pulles joined TCF in 1985 as Executive Vice President and General Counsel, was elected Secretary in 1989, and in January 1993 became Vice Chairman.  Prior to his career at TCF, Mr. Pulles practiced law with the Minneapolis firm of Mackall, Crounse & Moore for 12 years, where he was elected partner in 1977.

A life-long resident of Minnesota, Mr. Pulles is a graduate of the University of Minnesota and the University of Minnesota Law School.  Mr. Pulles serves on the boards of the Friends of Ascension and the Catholic Community Foundation for the Archdiocese of St. Paul/Minneapolis.

TCF is a Wayzata, Minnesota-based national financial holding company with $14.2 billion in assets.  TCF has 455 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin and Indiana.  Other TCF affiliates provide leasing and equipment finance, and investments and insurance sales.

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